Exhibit 4.3

AMENDED AND RESTATED VOTING AGREEMENT

This AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is made and entered into as of June 26, 2019, by and among Lemonade, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Series Seed Preferred Stock, par value $0.00001 per share (the “Series Seed Stock”), the holders of the Company’s Series A Preferred Stock, par value $0.00001 per share (the “Series A Stock”), the holders of the Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Stock”), the holders of the Company’s Series C Preferred Stock, par value $0.00001 per share (the “Series C Stock”), the holders of the Company’s Series D Preferred Stock, par value $0.00001 per share (together, the “Series D Stock” and collectively with the Series Seed Stock, the Series A Preferred Stock, the Series B Stock and the Series C Stock, the “Preferred Stock”) listed on the Schedule of Investors attached as Schedule A hereto (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Sections 12.8 or 12.9 below, the “Investors”), the holders of the Company’s Common Stock (the “Common Stock”) listed on the Schedule of Key Holders attached as Schedule B hereto (together with any subsequent stockholders or option, warrant or other rights holders, or any transferees, who become parties hereto as “Key Holders” pursuant to Sections 12.8 or 12.9 below, the “Key Holders”), and the holders of Common Stock listed on the Schedule of Common Holders attached as Schedule C hereto (together with any subsequent stockholders or option, warrant or other rights holders, or any transferees, who become parties hereto as “Common Holders” pursuant to Sections 12.8 or 12.9 below, the “Common Holders”). The Investors, the Key Holders and the Common Holders are individually referred to herein as a “Stockholder” (and, together with the Company, a “Party”) and are collectively referred to herein as the “Stockholders” (and, together with the Company, the “Parties”). The Company’s Board of Directors is referred to herein as the “Board.”

RECITALS

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) provides that holders of shares of Common Stock, voting as a separate class, shall elect two (2) members of the Board (the “Common Directors”), the holders of shares of the Series Seed Stock, voting as a separate class, shall elect two (2) members of the Board (the “Series Seed Directors”), the holders of shares of the Series A Stock, voting as a separate class, shall elect one (1) member of the Board (the “Series A Director”), the holders of shares of the Series B Stock, voting as a separate class, shall elect one (1) member of the Board (the “Series B Director”) and the holders of shares of the Series C Stock, voting as a separate class, shall elect one (1) member of the Board (the “Series C Director”);

WHEREAS, certain of the Investors (the “Existing Investors”), the Common Holders and the Key Holders are parties to the Amended and Restated Voting Agreement dated July 11, 2018 by and among the Company and the parties thereto (the “Prior Agreement”);

WHEREAS, SoftBank Group Capital Limited has delegated all its power and control over all shares of capital stock of the Company it owns to a Joint Investment Committee (as defined in the Series D Preferred Stock Purchase Agreement, dated as of April 8, 2019, by and among the Company and certain purchasers of shares of Series D Stock); and

WHEREAS, the parties to the Prior Agreement representing the required parties pursuant to Section 12.5 of the Prior Agreement desire to amend and restate the Prior Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      Agreement to Vote.

Each Investor, as a holder of Preferred Stock, hereby agrees, to hold all of the shares of Preferred Stock registered in its name and any other securities of the Company subsequently acquired by such Investor in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such shares or other securities) (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement; provided, however, that all voting rights and obligations in respect of shares of capital stock of the Company owned by SoftBank Group Capital Limited shall be exercised or performed by the Joint Investment Committee. Each Key Holder as a holder of Common Stock, hereby agrees on behalf of itself and any transferee or assignee of any such shares of Common Stock, to hold all of such shares registered in its name and any other securities of the Company subsequently acquired by such Key Holder in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such shares or other securities) (hereinafter collectively referred to as the “Key Holder Shares”) subject to, and to vote the Key Holder Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement. Each Common Holder as a holder of Common Stock, hereby agrees on behalf of itself and any transferee or assignee of any such shares of Common Stock, to hold all of such shares registered in its name and any other securities of the Company subsequently acquired by such Common Holder in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such shares or other securities) (hereinafter collectively referred to as the “Common Holder Shares”) subject to, and to vote the Common Holder Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement. The Investor Shares, the Key Holder Shares and the Common Holder Shares are hereinafter collectively referred to as the “Shares”.

2.                                      Voting Provisions Relating to the Board.

2.1                               Board Size.

Each Stockholder shall vote, or cause to be voted, at a regular or special meeting of stockholders (or by written consent) all Shares owned by such Stockholder (or as to which such Stockholder has voting power) to ensure that the size of the Board shall be set and remain at nine (9) directors; provided, however, that such Board size may be subsequently increased or decreased pursuant to an amendment of this Agreement in accordance with Section 12.5 hereof and in accordance with the Company’s Amended and Restated Certificate of Incorporation.

2.2                               Election of Directors.

(a)                                 In any election of directors of the Company to elect the Common Directors, Stockholders holding shares of Common Stock shall each vote at any regular or special meeting of stockholders (or by written consent) all shares of Common Stock then owned by them (or as to which they then have voting power) to elect two (2) directors who shall be nominated by the holders of a majority of the then outstanding shares of Common Stock held by the Key Holders who are at such time providing services to the Company or any of its subsidiaries as officers, consultants or employees.

(b)                                 In any election of directors of the Company to elect the Series Seed Directors, Stockholders holding shares of Series Seed Stock shall each vote at any regular or special meeting of stockholders (or by written consent) all shares of Series Seed Stock then owned by them (or as to which they then have voting power) to elect one (1) director nominated by Aleph, L.P and one (1) director nominated by Sequoia Capital Israel Venture V Holdings, L.P.

(c)                                  In any election of directors of the Company to elect the Series A Director, Stockholders holding shares of Series A Stock shall each vote at any regular or special meeting of stockholders (or by written consent) all shares of Series A Stock then owned by them (or as to which they then have voting power) to elect one (1) director nominated by XL Innovate Fund, L.P. or its affiliates.

(d)                                 In any election of directors of the Company to elect the Series B Director, Stockholders holding shares of Series B Stock shall each vote at any regular or special meeting of stockholders (or by written consent) all shares of Series B Stock then owned by them (or as to which they then have voting power) to elect one (1) director nominated by General Catalyst Group VIII, L.P. and General Catalyst Group VIII Supplemental, L.P. (together “General Catalyst Partners”) or their affiliates.

(e)                                  In any election of directors of the Company to elect the Series C Director, Stockholders holding shares of Series C Stock shall each vote at any regular or special meeting of stockholders (or by written consent) all shares of Series C Stock then owned by them (or as to which they then have voting power) to elect one (1) director nominated by SoftBank Group Capital Limited or its affiliates.

(f)                                   In addition, all Stockholders shall each vote at any regular or special meeting of stockholders (or by written consent) all shares then owned by them (or as to which they then have voting power) to elect up to two (2) directors nominated by the holders of a majority of the outstanding and issued shares of capital stock of the Company.

(g)                                  In the absence of any nomination from the persons with the right to nominate a director as specified above, the director or directors previously nominated by such persons and then serving shall be reelected if still eligible to serve as provided herein.

2.3                               Removal; Vacancies.

Any director of the Company may be removed from the Board in the manner allowed by law and the Certificate of Incorporation and Bylaws, but with respect to any director nominated pursuant to subsections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.2(e) or 2.2(f) above, only upon the vote or written consent of the Stockholders (or other persons) entitled to nominate such director. Any vacancy created by the resignation, removal or death of a director elected pursuant to Section 2.2 above shall be filled pursuant to the provisions of Section 2.2.

3.                                      Vote to Increase Authorized Common Stock.

Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

4.                                      Drag Along Right.

4.1                               Actions to be Taken. In the event that the holders of 75% of the Preferred Stock and the Common Stock of the Company (voting together as a single class and on an as-converted basis) (which 75% must include (i) the holders of a majority of the outstanding Series C Stock or shares of Common Stock issued upon conversion of the Series C Stock if, as a result of the Sale of the Company (as defined below), the holders of the Series C Stock would receive from the proceeds of such Sale of the Company an amount less than the Original Issue Price (as defined in the Certificate of Incorporation) of the Series C Stock in respect of each share of Series C Stock held by them and (ii) the holders of a majority of the outstanding Series D Stock or shares of Common Stock issued upon conversion of the Series D Stock if, as a result of the Sale of the Company (as defined below), the holders of the Series D Stock would receive from the proceeds of such Sale of the Company an amount less than the Original Issue Price (as defined in the Certificate of Incorporation) of the Series D Stock in respect of each share of Series D Stock held by them) (collectively, the “Requisite Parties”) approve a transaction or series of related transactions that qualifies as a “Liquidation Event” as defined in the Certificate of Incorporation, including, without limitation, the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity) (a “Stock Sale”), (any such transaction or series of related transactions are referred to herein as a “Sale of the Company”), then each Stockholder hereby agrees with respect to all Shares which it own(s) or over which it otherwise exercises voting or dispositive authority (with all such voting rights or dispositive authority in respect of shares of capital stock of the Company owned by SoftBank Group Capital Limited to be exercised by the Joint Investment Committee):

(a)                                 in the event such transaction is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company, to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;

(b)                                 to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such Sale of the Company and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(c)                                  to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(d)                                 to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company;

(e)                                  if the Sale of the Company is structured as a sale of stock of the Company, each Stockholder shall agree to sell his, her or its Shares on the terms and conditions approved by the Requisite Parties;

(f)                                   not to deposit, and to cause their affiliates not to deposit, except as provided in this Agreement, any Shares owned by such Stockholder or affiliate in a voting trust or subject any such Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company; and

(g)                                  if the consideration to be paid in exchange for the Shares pursuant to this Section 4 includes any securities and due receipt thereof by any Stockholder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

4.2                               Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Section 4.1 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(a)                                 any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Stockholder’s Shares, including, without limitation, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquiror and are enforceable against the Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency by which such Stockholder is subject or bound;

(b)                                 the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders);

(c)                                  no Stockholder other than an employee or consultant of the Company shall be required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale.

(d)                                 the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders), and, subject to any provisions of the Company’s Amended and Restated Certificate of Incorporation regarding the allocation of an escrow, is pro rata in proportion to the amount of consideration paid to such Stockholder in connection with such Proposed Sale (in accordance with the provisions of the Certificate of Incorporation);

(e)                                  liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Certificate of Incorporation) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;

(f)                                   upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of Series D Preferred Stock will receive the same amount of consideration per share of Series D Preferred Stock as is received by other holders in respect of their shares of Series D Preferred Stock, each holder of Series C Preferred Stock will receive the same amount of consideration per share of Series C Preferred Stock as is received by other holders in respect of their shares of Series C Preferred Stock, each holder of Series B Preferred Stock will receive the same amount of consideration per share of Series B Preferred Stock as is received by other holders in respect of their shares of Series B Preferred Stock, each holder of Series A

Preferred Stock will receive the same amount of consideration per share of Series A Preferred Stock as is received by other holders in respect of their shares of Series A Preferred Stock and each holder of Series Seed Preferred Stock will receive the same amount of consideration per share of Series Seed Preferred Stock as is received by other holders in respect of their shares of Series Seed Preferred Stock, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) the payment with respect to each Share is an amount at least equal to the amount payable in accordance with the Certificate of Incorporation, if such Proposed Sale were deemed a Liquidation Event therein, and is allocated among the Stockholders in accordance with the Certificate of Incorporation; and

(g)                                  subject to subsection 4.2(f) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of a series or class of capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such series or class of capital stock will be given the same option; provided, however, that nothing in this subsection 4.2(g) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

4.3                               Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all the holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction were deemed a Liquidation Event), unless the holders of at least sixty percent (60%) of the Preferred Stock elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

5.                                      Legend on Share Certificates.

Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN AMENDED AND RESTATED VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

6.                                      Covenant of the Company.

The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company.

7.                                      No Liability for Election of Recommended Directors.

Neither any Party to this Agreement, nor any officer, director, stockholder, partner, employee or agent of any such Party, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Board by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

8.                                      Grant of Proxy.

Each Stockholder hereby grants to a stockholder designated by the Board a proxy coupled with an interest in all Shares owned by such Stockholder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 8 is amended to remove such grant of proxy in accordance with Section 12.5 hereof, to vote all such Shares in the manner provided in Sections 2, 3 and 4 hereof upon the failure of such Stockholder to vote its Shares in accordance with the terms of this Agreement. Each Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to such Stockholder’s Shares that are inconsistent with the terms of this Agreement and shall not hereafter, until this Agreement terminates pursuant to its terms or this Section 8 is amended to remove this provision in accordance with Section 12.5 hereof, grant, or purport to grant, any other proxy or power of attorney with respect to such Shares, deposit any of such Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or power of attorney or give instructions with respect to the voting of any of such Shares, in each case, with respect to any of the matters set forth in this Agreement. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

9.                                      Specific Enforcement.

It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

10.                               Execution by the Company.

The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by Section 5 hereof, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The Parties hereto do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 5 hereof and/or failure of the Company to supply, free of charge, a copy of this Agreement, as provided under this Section 10, shall not affect the validity or enforcement of this Agreement.

11.                               Bad Actor Disqualification Representation.

For purposes of this Agreement: “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Act, any person listed in the first paragraph of Rule 506(d)(1) under the Act; “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) of the Act is applicable; “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Act; “Rule 506(d) Related Party” means, with respect to any person, any other person that is a beneficial owner of such first person’s securities for purposes of Rule 506(d) under the Act.

Each Investor that is a Company Covered Person represents and warrants to the Company that it is not subject to any Disqualification Event, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) of the Act is applicable. Each Party with the right to designate or participate in the designation of a director pursuant to this Agreement represents that such Party has exercised reasonable care to determine whether any Disqualification Event is applicable to such Party, any director designee designated by such Party pursuant to this Agreement or any of such Party’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) of the Act is applicable. Each Party with the right to designate or participate in the designation of a director pursuant to this Agreement represents that no Disqualification Event is applicable to such Party, to such Party’s knowledge any Board member designated by such Party pursuant to this Agreement or, to such Party’s knowledge any of such Party’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) of the Act is applicable. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to any of the “bad actor” Disqualification Events described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act. To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event except for a Disqualification Event as to which Rule 506(d)(2)(ii—iv) or (d)(3) of the Act is applicable. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act.

Each Party with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Party’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine at the time of designation whether any director designee designated by such Party is a Disqualified Designee, and (iii) that in the event such Party becomes aware that any individual previously designated by any such Party is or has become a Disqualified Designee, such Party shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

12.                               Miscellaneous.

12.1                        Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.2                        Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; or if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 12.2).

12.3                        Term.

This Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (a) the consummation of the Company’s sale of its Common Stock or other securities in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction), or (b) the consummation of a Liquidation Event (as defined in the Certificate of Incorporation).

12.4                        Manner of Voting.

The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

12.5                        Amendments and Waivers.

Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the then outstanding Shares, which shall include the holders of at least sixty percent (60%) of the then outstanding Investor Shares (voting together as a single class on an as-converted basis); provided, however, that (i) Section 2.2(b), Section 2.3 and this clause (i) of this Section 12.5 may not be amended, terminated or waived without the prior written consent of Aleph, L.P. and Sequoia Capital Israel Venture V Holdings, L.P. as such clauses apply to them; (ii) the provisions of Section 2.2(a) and clause (ii) of this Section 12.5 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Stockholders holding a majority of the then outstanding shares of Common Stock held by the Key Holders then providing services to the Company or any of its subsidiaries as officers, consultants or employees, (iii) Section 2.2(c), Section 2.3 and this clause (iii) of this Section 12.5 may not be amended, terminated or waived without the prior written consent of XL Innovate Fund, L.P. as such clauses apply to it, (iv) Section 2.2(d), Section 2.3 and this clause (iv) of this Section 12.5 may not be amended, terminated or waived without the prior written consent of General Catalyst Partners as such clauses apply to it, and (v) Section 2.2(e), Section 2.3 and this clause (v) of this Section 12.5 may not be amended, terminated or waived without the prior written consent of SoftBank Group Capital Limited as such clauses apply to it. In addition to the foregoing, if the proposed amendment or waiver disproportionately and materially adversely affects a holder or series of Preferred Stock, then the consent of such holder or the holders of a majority of the then outstanding shares of such series of Preferred Stock shall also be required to effectuate any such amendment or waiver. Any amendment or waiver so effected shall be binding upon all the Parties hereto and all Parties’ respective successors and permitted assigns, whether or not any such Party, successor or assign entered into or approved such amendment or waiver. Notwithstanding the foregoing, any provision hereof may be waived by the waiving Party on such Party’s behalf, without the written consent of any other Party.

12.6                        Stock Splits, Stock Dividends, etc.

In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.

12.7                        Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.8                        Binding Effect on Transferees, Heirs, Successors and Assigns.

In addition to any restriction on transfer that may be imposed by any other agreement by which any Party hereto may be bound, no Stockholder may transfer any Shares subject to this Agreement unless the transferee(s) of such Shares has executed and delivered to the Company in advance an Adoption Agreement (as defined below). This Agreement shall be binding upon the Parties, their respective transferees (including transferees of Shares), heirs, successors and assigns; provided that, for any such transfer to be deemed effective, the transferee shall have executed and delivered to the Company in advance an Adoption Agreement substantially in the form attached hereto as Exhibit A (the “Adoption Agreement”). The Company shall not record any transfer of Shares on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 12.8. Upon the execution and delivery of an Adoption Agreement by a transferee reasonably acceptable to the Company, and for the purposes hereof, an affiliate of XL Innovate Fund, L.P. shall be deemed reasonably acceptable with respect to any transfer by XL Innovate Fund, L.P. and an affiliate of SoftBank Group Capital Limited shall be deemed reasonably acceptable with respect to any transfer by SoftBank Group Capital Limited, such transferee shall be deemed to be a Party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages hereto and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, or Common Holder and Stockholder as applicable. By its execution hereof or of any

Adoption Agreement, each of the Stockholders appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective transferees, heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.9                        Additional Parties.

(a)                                 Notwithstanding Section 12.5, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have executed and delivered either an Adoption Agreement pursuant to Section 12.8 agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such person thereafter shall be deemed an Investor and Stockholder for all purposes under this Agreement.

(b)                                 In the event that after the date of this Agreement, the Company enters into an agreement with any person to issue shares of capital stock to such person, following which such person would hold Shares representing one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise or conversion of all then outstanding options, warrants or convertible securities (whether or not then exercisable or convertible) as outstanding), then (i) the Company shall cause such person, as a condition precedent to the issuance of such capital stock, to become a party to this Agreement by executing an Adoption Agreement substantially in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Common Holder and Stockholder hereunder and thereafter such person shall be deemed a Common Holder and Stockholder for all purposes under this Agreement and (ii) notwithstanding Section 12.5, no consent shall be necessary to add such person as a signatory to this Agreement.

12.10                 Governing Law.

This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of New York, without regard to conflicts of law principles thereof.

12.11                 Entire Agreement.

Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated to read in its entirety as set forth in this Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof and thereof, and supersedes all other agreements of the Parties relating to the subject matter hereof and thereof.

12.12                 Counterparts; Facsimile.

This Agreement may be executed and delivered by facsimile signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.13                 Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

12.14                 Further Assurances.

At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

12.15                 Aggregation.

All Shares held or acquired by a Stockholder and/or its affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such affiliated persons may apportion such rights as among themselves in any manner they deem appropriate. For the avoidance of doubt, SoftBank Vision Fund L.P., a limited partnership formed under the laws of Jersey, SoftBank Group Corp. and all persons or entities controlling, controlled by or under common control with either SoftBank Vision Fund L.P. or SoftBank Group Corp. are affiliates of each other.

12.16                 No Conflicting Agreements.

Except for this Agreement, neither any of the Stockholders nor any affiliates thereof shall deposit any shares of capital stock of the Company beneficially owned by such Stockholder or affiliate in a voting trust or subject any such shares of capital stock to any arrangement or agreement with respect to the voting of such shares of capital stock.

12.17                 Spousal Consent.

If any individual Stockholder is married on the date of this Agreement, such Stockholders’ spouse shall execute and deliver to the Company a Consent of Spouse in the form attached hereto as Exhibit B (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such Consent of Spouse shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the Parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions an obligations contained in this Agreement and agreeing and consenting to the same.

12.18                 Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

By:	/s/ Daniel Schreiber
Daniel Schreiber, Chief Executive Officer

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

ALEPH, L.P.

By:	Aleph Equity Partners, L.P.
Its general partner
By:	Aleph EP, Ltd.
Its general partner

By:	/s/ Michael Eisenberg
Director

ALEPH-ALEPH, L.P.

By:	Aleph Equity Partners, L.P.
Its general partner

By:	Aleph EP. Ltd.
Its general partner

By:	/s/ Michael Eisenberg
Director

Notice Address:
[ ]

SIGNATURE PAGE TO A&R B VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SEQUOIA CAPITAL ISRAEL VENTURE V HOLDINGS L.P.

By:	SC Israel Venture V Management, L.P.
Its general partner
By:	SC Israel Venture V (TTGP), Ltd.
Its general partner

By:	/s/ Haim Sadger
Managing Director

Notice Address:
[ ]

SIGNATURE PAGE TO A& R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

XL INNOVATE FUND, L.P.

By:	/s/ G. Thompson Hutton
Name: G. Thompson Hutton
Title: Director

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

GENERAL CATALYST GROUP VIII, L.P.

By:	General Catalyst Partners VIII, L.P.
its General Partner
By:	General Catalyst GP VIII, LLC
its General Partner

	By:	/s/ Chris McCain
	Name:	Chris McCain
	Title:	Chief Legal Officer

GENERAL CATALYST GROUP VIII SUPPLEMENTAL, L.P.

By:	General Catalyst Partners VIII, L.P.
its General Partner
By:	General Catalyst GP VIII, LLC
its General Partner

	By:	/s/ Chris McCain
	Name:	Chris McCain
	Title:	Chief Legal officer

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

THRIVE CAPITAL PARTNERS V, L.P.

By:	THRIVE PARTNERS V GP, LLC,
its general partner

	By:	/s/ Joshua Kushner
Name:
Title:

CLAREMOUNT V ASSOCIATES, L.P.

By:	THRIVE PARTNERS V GP, LLC,
its general partner

	By:	/s/ Joshua Kushner
Name:
Title:

Notice Address: [ ]

Email:		[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

GV 2016, L.P.
By:	GV 2016 GP, L.P., its General Partner
By:	GV 2016 GR L.L.C., its General Partner

By:	/s/ Daphne Chang
Name: Daphne M. Chang
Title: Authorized Signatory

GV 2019, L.P.
By:	GV 2019 GP, L.P., its General Partner
By:	GV 2019 GP, L.L.C., its General Partner

By:	/s/ Daphne Chang
Name: Daphne M. Chang
Title: Authorized Signatory

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

TUSK VENTURE PARTNERS I LP

By:
Name:
Title:

TUSK VENTURES LLC

By:
Name:
Title:

TUSK VENTURES L SPV LP

By:
Name:
Title:

TUSK VENTURES LEMONADE SPV II LLC

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SOUND VENTURES II, LLC

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ALEXA VON TOBEL

/s/ Alexa Von Tobel

Notice Address:

Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ANNOX CAPITAL, LLC

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ELEVATOR VENTURES HOLDINGS LTD.

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

MSR GLOBAL LIMITED

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ORIT WININGER

/s/ Orit Wininger

Notice Address:
[ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SHLOMO SCHINDELHEIM

/s/ Shlomo Schindelheim

Notice Address:
[ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ALLIANZ STRATEGIC INVESTMENTS S.A.R.L

By:	/s/ Lars Junkermann	/s/ Alain Schaedgen
Name:	Lars Junkermann	Alain Schaedgen
Title:	Manager	Manager

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SOFTBANK GROUP CAPITAL LIMITED

By:	/s/ Robert Townsend
Name:	Robert Townsend
Title:	Director

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

LEMONADE 2019-I, LLC

By:	/s/ Yan Piskunov

Name: Yan Piskunov

Title: Manager of Lemonade 34, LLC – the First Manager of Lemonade 2019-I, LLC

By:

Name:

Title: Director of Dream Ventures Ltd. – the Director of Gem Limited – the Second Manager of Lemonade 2019-I, LLC

Notice Address:
[ ]

LEMONADE 2019-II, LLC

By:	/s/ Yan Piskunov

Name: Yan Piskunov

Title: Manager of Lemonade 35, LLC – the Manager of Lemonade 2019-11, LLC

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

PUCCINI INVESTMENTS HOLDINGS LIMITED

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

HAREL INSURANCE COMPANY LTD. (PARTICIPATING FUNDS)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Arik Peretz, CPA
Executive Deputy General Manager
Finance and Resource Division
Chief Financial Officer
Harel Insurances Co. Ltd

HAREL INSURANCE COMPANY LTD. (NOSTRO)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Arik Peretz, CPA
Executive Deputy General Manager
Finance and Resource Division
Chief Financial Officer
Harel Insurances Co. Ltd

TZAVA HAKEVA SAVING FUNDS– PROVIDENT FUNDS MANAGEMENT COMPANY LTD. (ON BEHALF OF TZVA HAKEVA SAVINGS FUND)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Arik Peretz, CPA
Executive Deputy General Manager
Finance and Resource Division
Chief Financial Officer
Harel Insurances Co. Ltd

LEATID PENSION FUNDS MANAGEMENT COMPANY LTD. (ON BEHALF OF ATIDIT PENSION FUND)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Arik Peretz, CPA
Executive Deputy General Manager
Finance and Resource Division
Chief Financial Officer
Harel Insurances Co. Ltd

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PENSION)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Arik Peretz, CPA
Executive Deputy General Manager
Finance and Resource Division
Chief Financial Officer
Harel Insurances Co. Ltd.

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PROVIDENT FUND)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Arik Peretz, CPA
Executive Deputy General Manager
Finance and Resource Division
Chief Financial Officer
Harel Insurances Co. Ltd.

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL GENERAL PLAN)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Arik Peretz, CPA
Executive Deputy General Manager
Finance and Resource Division
Chief Financial Officer
Harel Insurances Co. Ltd.

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL STUDY FUND)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PROVITDENT INVESTMENT)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PROVIDENT INVESTMENT FOR CHILDREN)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

OURCROWD (INVESTMENT IN LEMON), L.P.

By:

Its general partner OurCrowd Israel General Partner, L.P. on behalf of its General Partner, OurCrowd International General Partner, L.P. on behalf of its general partner OurCrowd General Partner Limited

By:	/s/ Josh Wolff (May 1, 2019)	/s/ Cali Chill (May 1,2019)
Name:	Josh Wolff	Cali Chill
Title:	SVP	SVP, General Counsel & Corporate Secretary

OURCROWD INTERNATIONAL INVESTMENT III, L.P.

By:

its general partner OurCrowd Israel General Partner. L.P. on behalf of Partner, L.P., its General Partner, OurCrowd International General on behalf of its general partner OurCrowd General Partner Limited

By:	/s/ Josh Wolff (May 1, 2019)	/s/ Cali Chill (May 1, 2019)
Name:	Josh Wolff	Cali Chill
Title:	SVP	SVP, General Counsel & Corporate Secretary

OURCROWD 50, L.P.

By:

its general partner OurCrowd Israel General Partner. L.P. on behalf of its General Partner, OurCrowd International General Partner, L.P. on behalf of its general partner OurCrowd General Partner Limited

By:	/s/ Josh Wolff (May 1, 2019)	/s/ Cali Chill (May 1, 2019)
Name:	Josh Wolff	Cali Chill
Title:	SVP	SVP, General Counsel & Corporate Secretary

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KEY HOLDERS:

DANIEL SCHREIBER

/s/ Daniel Schreiber

Notice Address:
[ ]

SHAI WININGER

/s/ Shai Wininger

Notice Address:
[ ]

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KEY HOLDERS:

DAVID SCHREIBER

/s/ David Schreiber

Notice Address:

Email: [ ]

RUTH SCHREIBER

/s/ Ruth Schreiber

Notice Address:

Email: [ ]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KEY HOLDERS:

LEMONADE 18, LLC

By:	/s/
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMMON HOLDERS:

MAYA PROSOR

/s/ Maya Prosor

Notice Address:

Email: [ ]

TY SAGALOW

/s/ Ty Sagalow

Notice Address:

Email:
[ ]

DAN ARIELY

/s/ Dan Ariely

Notice Address:

Email:	[ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMMON HOLDERS:

MOSHE LIEBERMAN

/s/ Moshe Lieberman

Notice Address:

Email: [ ]

TIMOTHY E BIXBY
/s/ Timothy E Bixby

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMMON HOLDERS:

OURCROWD INTERNATIONAL
INVESTMENT III, L.P.

By:	/s/ Josh Wolff (May 1, 2019)	/s/ Cali Chill (May 1, 2019)
Name:	Josh Wolff	Cali Chill
Title:	SVP	SVP, General Counsel & Corporate Secretary

Notice Address:
[ ]

ALLIANZ STRATEGIC INVESTMENTS S.A.R.L.

By:	/s/ Lars Junkermann	/s/ Alain Schaedgen
Name:	Lars Junkermann	Alain Schaedgen
Title:	Manager	Manager

Notice Address:
[ ]

MVH HOLDINGS III LLC

By:
Name:
Title:

Notice Address:

Email:

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMMON HOLDERS:

JOHN PETERS

/s/ John Peters

Notice Address:

Email:

ALEXANDRA PISKUN

/s/ Alexandra Piskun

Notice Address:

Email:

ANITRINIA LIMITED

By
Name:
Title:

Notice Address:

Email:

YAN PISKUNOV

/s/ Yan Piskunov

Notice Address:

Email:

SCHEDULE A

SCHEDULE OF INVESTORS

Aleph, L.P.

Aleph-Aleph, L.P.

Sequoia Capital Israel Venture V Holdings, L.P.

XL Innovate Fund, L.P.

General Catalyst Group VIII, L.P.

General Catalyst Group VIII Supplemental, L.P.

Thrive Capital Partners V, L.P.

Claremount V Associates, L.P.

GV 2016, L.P.

GV 2019, L.P.

Tusk Venture Partners I LP

Tusk Ventures L SPV LP

Tusk Ventures LLC

Tusk Ventures Lemonade SPV II LLC

Sound Ventures II, LLC

Alexa von Tobel

Annox Capital, LLC (Delaware LLC)

Elevator Ventures Holdings Ltd.

MSR Global Limited

Orit Wininger

Shlomo Schindelheim

Allianz Strategic Investments s.a.r.l.

SoftBank Group Capital Limited

Puccini Investments Holdings Limited

OurCrowd (Investment in Lemon), L.P.

OurCrowd International Investment III, L.P.

OurCrowd 50, L.P.

Harel Insurance Company Ltd.

Harel Pension and Provident Ltd.

Tzava Hakeva Saving Funds — Provident Funds Management Company Ltd.

Leatid Pension Funds Management Company Ltd.

Lemonade 2019-I, LLC

Lemonade 2019-II, LLC

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

SCHEDULE B

SCHEDULE OF KEY HOLDERS

Daniel Schreiber

David Schreiber

Ruth Schreiber

Shai Wininger

Lemonade 18, LLC

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

SCHEDULE C

SCHEDULE OF COMMON HOLDERS

Ty Sagalow

Dan Ariely

Moshe Lieberman

Maya Prosor

MVH Holdings III LLC

John Peters

Timothy E Bixby

Allianz Strategic Investments s.a.r.l.

OurCrowd International Investment III, L.P.

Alexandra Piskun

Anitrinia Limited

Yan Piskunov

SIGNATURE PAGE TO A&R VOTING AGREEMENT FOR LEMONADE, INC.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Holder”) pursuant to the terms of that certain Amended and Restated Voting Agreement dated as of              , 2019 (the “Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.                                      Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants or other rights to acquire such Stock, for one of the following reasons (Check the appropriate box):

•                                          as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

•                                          as a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

•                                          as a transferee of Shares from a party in such party’s capacity as a “Common Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Common Holder” and a “Stockholder” for all purposes of the Agreement.

•                                          as a new Investor in accordance with Section 12.9(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

•                                          in accordance with Section 12.9(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

2.                                      Agreement. Holder (a) agrees that the Stock acquired by Holder shall be bound by and subject to the terms of the Agreement, and (b) hereby adopts the Agreement with the same force and effect as if Holder were originally a Party thereto.

3.                                      Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed beside Holder’s signature below.

EXECUTED AND DATED this             day of                  , 20   .

HOLDER:

By:

Name:

Title:

Address:

Email:

Accepted and Agreed:

COMPANY

By:

Name:

Title:

EXHIBIT B

CONSENT OF SPOUSE

I,            , spouse of           , acknowledge that I have read the Amended and Restated Voting Agreement, dated as of             , 2019to which this Consent of Spouse is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of Company (as defined in the Agreement) that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent of Spouse. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Date:
[Name of Stockholder’s Spouse]

[Signature of Stockholder’s Spouse]